EXHIBIT 5.1

[LETTERHEAD OF PROSKAUER ROSE LLP]

January 20, 2004

LivePerson, Inc.
462 Seventh Avenue, 21st
Floor New York, New York 10018

Ladies and Gentlemen:

We are acting as counsel to LivePerson, Inc., a Delaware corporation (the “Company”), in connection with the registration on Form S-3 (the “Registration Statement”), filed under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the of the proposed issuance and sale, from time to time, by the Company of up 4,000,000 of its shares of common stock, par value $0.001 per share (the “Shares”). The Shares may be sold from time to time by the Company as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus to be filed from time to time (the “Prospectus Supplements”).

In connection with the rendering of this opinion, we have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the certificate of incorporation of the Company, as amended to date; (ii) the by-laws of the Company, as amended to date; (iii) the resolutions of the Board of Directors of the Company (the “Board”), adopted as of January 20, 2004; (iv) the Registration Statement, together with the exhibits filed as a part thereof; and (v) the Prospectus.

We have made such examination of law as we have deemed necessary to express the opinion contained herein. As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company. We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies. We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of the Shares, the Registration Statement will have been declared effective under the Securities Act, will not have been modified or rescinded, and that there shall have been no stop order issued relating thereto. In addition, we have assumed that there will not have occurred any change in law affecting the validity of the Shares.

The Company has informed us that the Company intends to issue the Shares from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing this opinion on our understanding that, prior to issuing any of the Shares, the Company will advise us in writing of the terms thereof and other information material thereto, and will afford us an opportunity to review the operative documents pursuant to which such Shares are to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect). However, we undertake no responsibility to monitor the Company’s future compliance with applicable laws, or rules or regulations of the Securities and Exchange Commission or other governmental body. In particular, we assume that the Company will obtain the requisite approval of its stockholders if required by the laws of the State of Delaware. We also assume the Company will timely file any and all supplements to the Registration Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, it is our opinion that, as of the date hereof, when (i) the issuance of all or a portion of the Shares has been duly authorized by appropriate corporate action of the Company (including the Board and, if required, its stockholders) and (ii) such Shares have been issued and the certificates representing such Shares have been duly executed by the Company, countersigned, registered, sold and delivered in the manner and for the consideration approved by the Board and, if required, the stockholders (which consideration is not less than the par value of the common stock) and as stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto (as amended as of the date of such issuance, sale and delivery) and the applicable definitive purchase, underwriting or similar agreement, then such Shares will be legally issued, fully paid and nonassessable.

This opinion is limited in all respects to the federal law of the United States and the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, and, provided that the conditions set forth in this opinion letter are satisfied, any amendments or supplements thereto. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ PROSKAUER ROSE LLP

PROSKAUER ROSE LLP